EXHIBIT 99.1

News Release
NYSE:NOR

Contacts:
Investors/Media:
Roger Schrum
605-978-2848
roger.schrum@northwestern.com

NORTHWESTERN CORPORATION ANNOUNCES LEADERSHIP CHANGES
AT EXPANETS UNIT

SIOUX FALLS, S.D.—May 2, 2003—NorthWestern Corporation (NYSE: NOR) today announced that John Charters, chief executive officer of Expanets, Inc., NorthWestern's communications services business, has been placed on paid administrative leave. In addition, the Company announced that Rick Fresia will be separating from Expanets and is no longer Expanets' executive vice president and chief financial officer.

Bill Austin, NorthWestern's chief restructuring officer, will assume executive duties during this period. Chris Younger, Expanets' president and chief operating officer, will continue to be responsible for Expanets' day-to-day operations including sales, field operations, client service, marketing and strategy.

About NorthWestern

NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 598,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a provider of networked communications and data services and solutions to mid-sized businesses nationwide; and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

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